PRESS RELEASE

Holly Energy Partners, L.P. Announces Proposed Tack-On Offering of Senior Notes

DALLAS, TX, September 19, 2017 — Holly Energy Partners, L.P. (NYSE: HEP) (the “Partnership”) announced today that it and its wholly owned subsidiary, Holly Energy Finance Corp. (together with the Partnership, the “Issuers”), subject to market conditions, intend to offer an additional $100 million in aggregate principal amount of senior notes due 2024 (the “Notes”) in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) to eligible purchasers. The Notes offered are an additional issuance of the Partnership’s outstanding 6% Senior Notes due 2024, issued in an aggregate principal amount of $400.0 million on July 19, 2016 (the “Existing Notes”). The Notes will be issued under the same indenture as the Existing Notes and are part of the same series. Additionally, like the Existing Notes, the Notes will initially be fully and unconditionally guaranteed on a senior unsecured basis by the Partnership’s existing wholly owned domestic subsidiaries (other than Holly Energy Finance Corp.). The Partnership intends to use the net proceeds from the offering to repay indebtedness under its revolving credit agreement which amounts may be reborrowed to partially finance our proposed transaction with Plains All American Pipeline, L.P. to acquire its 50% interest in Frontier Aspen LLC and its 75% interest in SLC Pipeline LLC. The final terms and principal amount of the Notes are subject to market and other conditions.

The Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuers plan to offer and sell the notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Holly Energy Partners, L.P.

Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries. The Partnership, through its subsidiaries and joint ventures, owns and/or operates petroleum product and crude gathering pipelines, tankage and terminals in Texas, New Mexico, Arizona, Washington, Idaho, Oklahoma, Utah, Nevada, Wyoming and Kansas as well as refinery processing units in Kansas and Utah.

The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored and throughput in our terminals;

•	the economic viability of HollyFrontier Corporation, Alon USA, Inc. and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to purchase and integrate future acquired operations;

•	;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operations and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.
The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:

Holly Energy Partners, L.P.
Craig Biery, 214-954-6511
Director, Investor Relations
or
Jared Harding, 214-954-6511
Investor Relations